AMENDED STOCK PURCHASE AGREEMENT


     THIS AMENDED STOCK PURCHASE AGREEMENT ("Amended Agreement") is entered into this 7th day of October, 1997, and is an amendment to the Stock Purchase Agreement ("Agreement") dated July 31, 1997, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("PESI"), and STEVE GORLIN, an individual ("Gorlin").

                          WITNESSETH:

     WHEREAS, Gorlin is a member of the Board of Directors of PESI;
and

     WHEREAS, Gorlin and PESI have negotiated this Amended Agreement in which Gorlin would acquire a total of 200,000 shares of PESI Common Stock for $425,000.00, which is the closing bid price of each share of PESI Common Stock as quoted on the NASDAQ on July 30, 1997, the original date of the Agreement, as approved by the Perma-Fix Environmental Services, Inc. Board of Directors, to be purchased on or before November 30, 1997; and

WHEREAS, the closing bid price of the PESI Common Stock was $2.125, as reported on the NASDAQ as of July 30, 1997; and

WHEREAS, Gorlin desires to purchase Two Hundred Thousand
(200,000) shares of PESI Common Stock, par value $.001 per share, and PESI desires to sell to Gorlin such shares of Common Stock, upon the terms and conditions set forth herein;

     WHEREAS, in order to induce Gorlin to enter into this Amended Agreement and to purchase the Common Stock on the terms and subject to the conditions hereof, PESI will issue a Warrant for the purchase of 100,000 shares of Common Stock at $2.40 per share, as further defined herein.

NOW, THEREFORE, in consideration of the mutual promises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Purchase and Sale.

            1.1 Purchase of Shares. Subject to the terms and conditions of this Amended Agreement, Gorlin hereby agrees to purchase Two Hundred Thousand (200,000) shares of PESI
          Common Stock (the "Shares"), and as Gorlin pays for the Common Stock to be purchased by him hereunder, PESI will promptly instruct its transfer agent to issue to Gorlin that number of shares of PESI Common Stock for which Gorlin has paid for, pursuant to the terms of this Amended Agreement.

               1.2 Purchase Price; Payment of Purchase Price. The per share purchase price of the Shares shall be $2.125, the closing bid price of the Common Stock on July 30, 1997 (date of Agreement), as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").
          In consideration for the Shares, Gorlin will tender to the Company Four Hundred Twenty-Five Thousand Dollars
          ($425,000.00) in the manner described in Section 1.3 below.

               1.3 Purchase Period. The shares will be purchased on or before November 30, 1997. In consideration for the purchase of said shares, Gorlin will tender to the Company $425,000.00.

             1.4 Common Stock Purchase Warrant. Subject to the terms and conditions of the Common Stock Purchase Warrant attached hereto as Exhibit "A" ("Warrant"), PESI agrees to issue to Gorlin such Warrant for the purchase of 100,000 shares of Common Stock at an exercise price of $2.40 per common share. PESI will issue to Gorlin the Warrant within five
          (5) business days after Gorlin has paid PESI the full
          $425,000.00.

     2. Representations and Warranties of Gorlin. Gorlin represents and warrants as follows:

               2.1 Purchase for Investment. Gorlin is acquiring, or will acquire, the Shares and the Warrant for investment, with no present intention of dividing Gorlin's participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and not with a view to or for sale in connection with any distribution thereof, except pursuant to a registration statement under the Securities Act of 1933, as amended
          (the "Securities Act"), and any applicable state securities laws, or a transaction exempt from registra-

          tion thereunder, and shall not make any sale, transfer or other disposition of the Shares or the Warrant in violation of any applicable state securities laws, including in each instance any applicable rules and regulations promulgated thereunder, or in violation of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").

             2.2 No Registration. Gorlin acknowledges that the Shares and the Warrant are not being registered under any state securities laws, and are not being registered under the Securities Act on the ground that this transaction is exempt from registration under Section 3(b) and/or 4(2) of the Securities Act, and that reliance by PESI on such exemptions is predicated in part on Gorlin's representations set forth herein.

             2.3 Restricted Transfer. Gorlin agrees that PESI may refuse to permit the sale, transfer or disposition of any of the Shares or the Warrant received by Gorlin unless there is in effect a registration statement under the Securities
          Act and any applicable state securities law covering such transfer or Gorlin furnishes an opinion of counsel or other evidence, reasonably satisfactory to counsel for PESI, to the effect that such registration is not required.

             2.4 Legend. Gorlin understands and agrees that stop transfer instructions will be given to PESI's transfer agent and that there will be placed on the certificate or certificates for any of the Shares received by Gorlin, any substitutions therefor and any certificates for any additional shares which might be distributed with respect to such Shares, a legend stating in substance:

                         "The shares of stock evidenced by this
          certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the
          "Securities Act"). These shares may not be sold or transferred except pursuant to an effective registration statement under the
          Securities Act and any applicable state
          securities laws unless there is furnished to the issuer an opinion of counsel or other evidence, reasonably satisfactory to the issuer's counsel, to the effect that such registration is not required."

               2.5 Indefinite Holding Period. Gorlin understands that under the Securities Act, the Shares received by Gorlin must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of such shares.

               2.6 Rule 144 Compliance. Gorlin understands that PESI is required to file periodic reports with the SEC and that certain sales of the Shares received by Gorlin may be exempt from registration under the Securities Act by virtue of Rule 144 promulgated by the SEC under the Securities Act, provided that such sales are made in accordance with all of the terms and conditions of that Rule including compliance with the required one-year holding period. Gorlin further understands that if Rule
          144 is not available for sales of the Shares received by Gorlin, such Shares may not be sold without registration under the Securities Act or compliance with some other exemption from such registration, and that PESI has no obligation to register the Shares or the Warrant received or to be received by Gorlin hereunder or take any other action necessary in order to make compliance with an exemption from registration available.

               2.7 Sophisticated Investor. Gorlin, as a member of the Board of Directors of PESI, possesses extensive knowledge as to the business and operation of PESI and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

               2.8 Recission Period Under Florida Act. The shares of Common Stock to be issued hereunder are also being sold in reliance upon an exemption contained in Section
          517.061(11) of the Florida Securities and Investors
          Protection Act ("Florida Act").  The shares of Common
          Stock issuable under this Agreement may not be reoffered for sale or resold in the State of Florida unless such are registered or the transaction is exempt under the Florida Act. Any sale of Common Stock made under this Agreement and Section 517.061(11) of the Florida Act is voidable at the option of Gorlin within three (3) days after the first tender of consideration is made by Gorlin to PESI or its agent hereunder.

     3. Representations and Warranties of PESI. PESI represents and warrants as follows:

               3.1 Organization and Standing. PESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               3.2 Power, Authority, and Validity. PESI has full right, power and corporate authority to enter into this Amended Agreement and to perform the transactions contemplated hereby, and this Amended Agreement is valid and binding upon and enforceable against PESI in accordance with its terms. The execution, delivery and the performance of this Amended Agreement by PESI has been duly and validly authorized and approved by all requisite action on the part of PESI and Buyer.

               3.3 Status of PESI Common Stock. The PESI Common Stock to be issued pursuant to this Amended Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

     4.   Miscellaneous.

               4.1 Notices. All notices, requests, demands, and other communications under this Amended Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid, to the following at the addresses indicated:

          To PESI:       Perma-Fix Environmental Services, Inc.
                         c/o Chief Financial Officer
                         1940 Northwest 67th Place
                         Gainesville, Florida 32653

          To Gorlin:     Steve Gorlin
                         5115 New Peachtree Road, Suite 200
                         Chamblee, Georgia 30341

          or to any other address that PESI or Gorlin shall designate in writing.

               4.2 Brokers. Each party represents and warrants that all negotiations related to this Amended Agreement have been carried on by the parties without the intervention of any broker. Each party agrees to indemnify, and hold the other party harmless against any claims for fees or commissions employed or alleged to have been employed by such party.

               4.3 Amendment. This Amended Agreement shall not be amended, altered or terminated except by a writing executed by each party.

               4.4 Governing Law. This Amended Agreement shall be governed in all respects by the law of the State of Delaware.

               4.5 Headings. The paragraph headings used in this Amended Agreement are included solely for convenience, and shall not in any way affect the meaning or interpretation of this Agreement.

               4.6 Entire Agreement. This Amended Agreement sets forth the entire understanding of the parties; further, this Amended Agreement shall supersede and/or replace any oral or written agreements relating to this subject matter entered into by the parties before the date of this Amended Agreement.

               4.7 Binding Effect. This Amended Agreement shall be binding on and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors, and assigns of the parties pursuant to its terms.

     PESI and Gorlin have executed this Amended Agreement as of the 7th day of October, 1997.

  PERMA-FIX ENVIRONMENTAL
  SERVICES, INC.


 By:______________________________        _________________________
      RICHARD T. KELECY                   STEVE GORLIN,
       Chief Financial Officer            Individually